Exhibit 10.5

SECOND AMENDMENT TO MASTER LEASE
THIS SECOND AMENDMENT TO MASTER LEASE (this “Second Amendment”) is entered into as of March 7, 2016, by and between the entities listed as “Tenant” on the signature pages attached hereto (each referred to herein individually and collectively as “Tenant”) and CTR PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord").
R E C I T A L S :
A.    Landlord and certain entities listed as “Tenant” on the signature pages attached hereto are parties to that certain Master Lease entered into as of July 30, 2015 (the “Original Lease”; as amended and may be further amended, modified or revised, the “Master Lease” or “Lease”), and that certain First Amendment to Master Lease entered into as of July 30, 2015 (the “First Amendment”), contemplating, among other things, such of Tenant leasing from Landlord certain Premises more particularly described in the Original Lease (the “Liberty Facilities”).
B.    Pursuant to that certain Guaranty of Lease dated as of July 30, 2015 (the “Guaranty”), Guarantor agreed, among other things, to guaranty the obligations of Tenant under the Master Lease; and such guaranty obligations were reaffirmed by Guarantor in the First Amendment.
C.    Landlord has entered into a purchase agreement (as may be amended, modified, or revised, the “Purchase Agreement”) which contemplates its acquisition of skilled nursing facilities described on Schedule 1 attached hereto (together, the “Victory/Victoria Facilities”).
D.    As more particularly set forth herein, Landlord and Tenant have agreed that the Master Lease shall be amended, among other things, to add the Victory/Victoria Facilities to the Premises demised under the Master Lease. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Lease.
E.    Tenant and Landlord now desire to amend the Lease, all as hereinafter provided.
A G R E E M E N T :
NOW, THEREFORE, taking into account the foregoing Recitals, which by this reference are incorporated herein, and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and, for the specific provisions identified herein, Guarantor agree as follows:
1.Amendment Effectiveness. Landlord and Tenant have executed this Second Amendment as of the date first written above (the “Second Amendment Date”) notwithstanding that Landlord does not, as of such date, own the Victory/Victoria Facilities. Landlord and Tenant intend that this Second Amendment be, and this Second Amendment shall be, effective and enforceable against Tenant immediately upon Landlord’s acquisition of the Victory/Victoria Facilities, which shall be a date subsequent to the Second Amendment Date (the “Acquisition

30212588_4	1

Date”); provided, however, the provisions of Sections 4(d) and 4(e) below (and Sections 6.4.4 through 6.4.7, inclusive, of the Master Lease, as amended) shall apply as of the Second Amendment Date. As a condition precedent to Tenant’s obligations hereunder, Landlord shall have acquired the Victory/Victoria Facilities pursuant to the Purchase Agreement. If, however, Landlord does not acquire the Victory/Victoria Facilities, or the Purchase Agreement is terminated, this Second Amendment shall terminate and be or no further force or effect as to the parties hereto, and the Master Lease shall apply and be unaffected by the terms hereof.
2.Addition of Victory/Victoria Facilities. The Victory/Victoria Facilities and associated Landlord Personal Property are hereby added to the Premises demised under the Master Lease, and each of the Victory/Victoria Facilities shall be considered a “Facility” under the Master Lease.
3.Joinder of Tenant. The Tenant entities identified as “Victoria Tenant” and “Victory Tenant” on the signature pages attached hereto hereby join the Master Lease as parties thereto, and the other Tenant entities and Landlord hereby agree and consent to the same.
4.Amendments to Master Lease. The Master Lease is hereby amended as follows:
(a)    Base Rent Effective as of the Acquisition Date, Base Rent shall increase from $17,023,000 to an annual amount of Eighteen Million Four Hundred Twenty-Nine Thousand One Hundred Seventy-Four Dollars ($18,429,174); the difference between the two amounts shall be referred to herein as the “Increase.”
(i) Notwithstanding the foregoing, at Tenant’s option, Tenant may defer payment of the Increase portion of Base Rent for payments of Base Rent due April 1, 2016 and May 1, 2016 (the “V/V Deferred Portion”). All of such V/V Deferred Portion shall be paid to Landlord no later than June 30, 2016; provided, however, if (A) Tenant has filed on or prior to April 15, 2016 all necessary applications and submittals to receive payment from MyCare Ohio for the Victory/Victoria Facilities, and (B) despite Tenant’s diligent, good faith efforts, payments from MyCare Ohio for the Victory/Victoria Facilities have not commenced being received by Tenant as of June 30, 2016, then Tenant may elect to further defer payment of such V/V Deferred Portion until the earlier to occur of (1) September 30, 2016 or (2) the date payments from MyCare Ohio for the Victory/Victoria Facilities commence being received by Tenant.
(ii) Solely for purposes of calculating the annual increase in Base Rent under Section 2.1.1 of the Lease for the Lease Year immediately following a Lease Year in which the Acquisition Date occurs, the Increase will be deemed effective on the first day of the Lease Year in which it occurred; except that the percentage by which the Increase increases under such Section 2.1.1 will be prorated by the number of days in the Lease Year in which the Increase occurred that fall on and after the date of that increase of the total number of days in that Lease Year (and will be subject to the full increase under such Section 2.1.1 in subsequent Lease Years).
(b)    Impositions. The following is hereby added as Section 4.1.7(a) of the Lease:

30212588_4	2

“4.1.7(a) The parties acknowledge that certain Impositions attributable to calendar years 2015 will be due and payable to the applicable taxing authorities in calendar year 2016, and certain Impositions attributable to calendar year 2016 will be due and payable to the applicable taxing authorities in calendar year 2017. In connection with the Landlord’s acquisition of the Victory/Victoria Facilities and the closing to occur under the Purchase Agreement and the V/V OTA, as of the V/V Acquisition Date, Landlord or Tenant will receive a credit from Current Operators and/or the seller of the Victory/Victoria Facilities in connection with the Impositions attributable to (i) calendar year 2015 but not due and payable until calendar year 2016 and (ii) if applicable, calendar year 2016 but not due and payable until calendar year 2017 (said credit, the “V/V Imposition Credit”). Tenant hereby assigns any right, title, or interest that Tenant may have in such V/V Imposition Credit to Landlord to be held, applied and paid as provided in this Section 4.1.7(a). Such V/V Imposition Credit represents an estimate of the amount of certain V/V Impositions (based upon 2014 tax invoices) attributable to the period from January 1, 2015 through the V/V Acquisition Date (the “V/V Impositions”). Invoices for V/V Impositions will not be available until November 2015 (for 2015 V/V Impositions) and November 2016 (for 2016 V/V Impositions), at the earliest. Pursuant to this Lease, Tenant is obligated to pay all Impositions levied or charged against the Premises. Therefore, Landlord and Tenant hereby agree that Landlord will hold all amounts attributable to the V/V Imposition Credit and Real Property Impositions pursuant to Section 4.5 of this Lease and Landlord will make available to Tenant (to the extent Landlord actually receives any V/V Imposition Credit), provided Tenant is not then in default of the Lease, (1) from time to time as 2015 V/V Impositions are due and payable by Tenant, a portion of the V/V Imposition Credit at the time and in the amount and manner provided in Section 4.5 of this Lease with respect to Real Property Impositions and (2) from time to time as 2016 V/V Impositions are due and payable by Tenant, a portion of the V/V Imposition Credit at the time and in the amount and manner provided in Section 4.5 of this Lease with respect to Real Property Impositions. In the event the amount of 2015 Impositions invoiced exceeds the V/V Imposition Credit, then Tenant shall use its commercially reasonable efforts to enforce the provisions of Section 7.3 of the OTA; provided, however, as otherwise set forth in this Lease, Tenant shall be solely responsible for paying all Impositions levied upon the Premises notwithstanding any insufficiency of the V/V Imposition Credit.”
(c)    Acceptance of Premises. The first sentence of Section 5.1 of the Master Lease is hereby amended, restated, replaced and superseded to provide as follows:
“(i) Tenant acknowledges receipt and delivery of possession of the Liberty Facilities and confirms that Tenant has examined and otherwise has knowledge of the condition of the Liberty Facilities prior to the execution and delivery of this Lease and has found the same to be in good order and repair, free from Hazardous Materials not in compliance with applicable Hazardous Materials Laws and satisfactory for its purposes hereunder; and (ii) Tenant acknowledges receipt and delivery of possession of the Victory/Victoria Facilities and confirms that Tenant has examined and

30212588_4	3

otherwise has knowledge of the condition of the Victory/Victoria Facilities prior to the execution and delivery of the Second Amendment and has found the same to be in good order and repair, free from Hazardous Materials not in compliance with applicable Hazardous Materials Laws and satisfactory for its purposes hereunder.”
(d)    Required Authorizations Applications. The following is hereby added as Section 6.4.4(a) of the Master Lease:
“(a)    On or before February 16, 2016 (or, if the outgoing operator has not filed their change of ownership notice as of such date, within one (1) Business Day following the filing thereof by said outgoing operator), Tenant shall file and submit (or cause to be filed and submitted) all applications, petitions, and other documents (the “V/V Required Authorizations Applications”) that are necessary or appropriate for it to obtain the Required Authorizations with respect to each of the Victory/Victoria Facilities, which V/V Required Authorizations Applications shall include, but not be limited to: (i) a Change of Operator Notice to be filed with the Ohio Department of Medicaid, (ii) an application for Tenant to obtain an operating license for each such Facility from the Department of Health of the State of Ohio, (iii) applications necessary for the transfer or assignment of all Medicare Provider Agreements to Tenant, and (iv) applications necessary for the transfer or assignment of all Medicaid Provider Agreements to Tenant; provided, however, that Tenant shall have until May 1, 2016 to submit CMS form 855A with respect to each such Facility. Tenant shall continuously and diligently pursue such issuance of the Required Authorizations by June 30, 2016, including without limitation by promptly responding to all requests for information, comments and the like from any Governmental Authority. Concurrently with delivery or promptly after receipt (as applicable), Tenant shall provide Landlord with copies of all applications, filings, notices, and correspondence delivered to or received from any Governmental Authority with respect to the V/V Required Authorizations Applications, including, but not limited to, the issuance of or rejection of the application for, the Required Authorizations. Tenant shall keep Landlord advised as to the status of Tenant’s efforts to obtain the Required Authorizations and of any material developments in connection therewith. If Tenant does not obtain the Required Authorizations on or prior to the outside date for closing on the acquisition of the Victory/Victoria Facilities pursuant to the Purchase Agreement (or if Landlord reasonably determines that Tenant obtaining the Required Authorizations on or before said outside date is impossible), then Landlord may elect to terminate this Lease with respect to the Victory/Victoria Facilities only by delivering written notice of such election to Tenant, in which event this Second Amendment shall terminate and be of further no force and effect, and the Lease shall remain in effect as if this Second Amendment was never executed.”
(e)    OTA. The following is hereby added as Section 6.4.7(a) of the Master Lease:

30212588_4	4

“(a)    Tenant shall, on or before March 9, 2016, use commercially reasonable efforts to enter into an Operations Transfer Agreement (a “V/V OTA”) with Current Operator with respect to the Victory/Victoria Facilities, which shall provide, inter alia, that the operations of the Victory/Victoria Facilities shall be transitioned to Tenant immediately after midnight on the V/V Acquisition Date. Tenant hereby covenants that it shall comply in all material respects with its obligations under the V/V OTA. Tenant hereby agrees and acknowledges that if Tenant breaches the V/V OTA, the same may result in a breach by Landlord under the Purchase Agreement and the forfeiture of Landlord’s earnest money deposit thereunder. As material part of the consideration for Landlord to enter into this Second Amendment, Tenant hereby agrees to, and shall, indemnify, defend, protect and hold harmless Landlord from and against any Losses that Landlord may incur under the Purchase Agreement solely as a result of Tenant breaching its obligations under the V/V OTA. Tenant further agrees that if there is a breach or default under the V/V OTA by Current Operator and Tenant elects not to pursue its remedies against Current Operator, then Landlord may, in its sole discretion, pursue such remedies against Current Operator as Tenant’s attorney-in-fact.”
(f)    Occupancy. Section 6.12.2 of the Lease is hereby deleted and replaced with the following:
“6.12.2 Tenant shall maintain for each fiscal quarter an occupancy rate of at least 77.5% of the aggregate number of (a) beds In Service as of the Commencement Date, with respect to those Facilities subject to this Lease as of such Commencement Date and (b) beds In Service as of the date additional Facilities were effectively added to this Lease, with respect to those Facilities added to this Lease subsequent to the Commencement Date.”

(g)    Working Capital. The following is hereby added as Section 6.12.7 of the Master Lease:
“6.12.7.    Tenant shall maintain working capital in such an amount reasonably satisfactory to Landlord to support (i) the day-to-day operation of the Facilities and (ii) continued licensure of the Facilities. Upon request from Landlord, Tenant shall promptly provide to Landlord written evidence of satisfaction of the requirement of the previous sentence.”
(h)    Indemnity. The last two (2) sentences of Section 19.4 of the Lease are hereby deleted and replaced with the following: “Without limiting the generality of the foregoing, Tenant shall indemnify, defend, protect, save, hold harmless and reimburse Landlord for, from and against any and all costs, expenses, damages, liabilities, attorneys’ fees, or other amounts paid by Landlord in connection with any written indemnity delivered by Landlord of any Tenant’s obligations under any Interim Documents entered into as of or subsequent to the Second Amendment Date. As used herein, “Interim Documents” shall mean any Interim Management Agreement, Interim Sublease, or any Multi-Party Agreement entered into as of or

30212588_4	5

subsequent to the Second Amendment Date with respect to a Facility and by and between any Tenant (and/or its management company affiliate), on the one hand, and the outgoing operator of such Facility, on the other hand, and pursuant to which (among other things) said Tenant (and/or its management company affiliate) agrees to (i) sublease the Facility to said outgoing operator on an interim basis for temporary licensing purposes, and/or (ii) manage the day-to-day operations of said Facility utilizing the outgoing operator’s operating license.”
(i)    Notice. Article XXIII of the Lease is hereby amended by deleting Tenant’s notice address and replacing it with the following:

If to Tenant:
c/o Pristine Senior Living, LLC
1301 East Riggin Road
Muncie, Indiana 47304
Attn:    Christopher T. Cook, CEO
(j)    Victoria Outparcel. The parties hereby acknowledge and agree that certain portions of the Victoria Facility have been leased for retail and ancillary parking purposes (said portions of the Victoria Facility, the “Victoria Retail Store”). Notwithstanding anything to the contrary in this Amendment or the Master Lease, Tenant shall have no responsibility for the leasing, property management or any other matters pertaining to the Victoria Retail Store. Tenant agrees to cooperate with Seller to allow Seller to process, and /or enter, and/or engage in into any (a) future lot split to cause the Victoria Retail Store to be a separate legal lot, (b) future lease of the Victoria Retail Store, (c) any future sale of the Victoria Retail Store, or (d) raze the Victoria Retail Store. Tenant shall not be entitled to any revenue generated by Seller from the Victoria Retail Store.
(k)    Exhibit A to the Master Lease is hereby amended by replacing or adding the following defined terms, as applicable, as follows:

“Base Rent” has the meaning set forth in Section 2.1.1, as amended by the Second Amendment.

“Capital Expenditure Funds” has the meaning set forth in Section 5 of the Second Amendment.

“Facility” shall mean the Facilities identified on Schedule 1, as amended by the Second Amendment, individually or collectively, as appropriate in the context.

“Improvement Funds” has the meaning set forth in Section 5 of the Second Amendment.

“Interim Documents” has the meaning set forth in Section 19.4 of the Lease, as amended by the Second Amendment.

30212588_4	6

“Lease” has the meaning set forth in Recital A of the Second Amendment.

“Liberty Facilities” has the meaning set forth in Recital A of the Second Amendment.

“Master Lease” has the meaning set forth in Recital A of the Second Amendment.

“Original Lease” has the meaning set forth in Recital A of the Second Amendment.

“Purchase Agreement” has the meaning set forth in Recital C of the Second Amendment.

“Request for Advance” has the meaning set forth in Section 19.4 of the Lease, as amended by the Second Amendment.

“Second Amendment Date” has the meaning set forth in Section 1 of the Second Amendment.

“Tenant” has the meaning set forth in the preamble to the Second Amendment.

“Victoria Facility” has the meaning set forth in Schedule 1 of the Second Amendment.

“Victoria Retail Store” has the meaning set forth in Section 4(i) of the Second Amendment.

“Victory Facility” has the meaning set forth in Schedule 1 of the Second Amendment.

“V/V Acquisition Date” shall mean the date that Landlord acquired the Victory/Victoria Facilities.

“V/V Imposition Credit” has the meaning set forth in Section 4.1.7(a) of the Lease, as set forth in the Second Amendment.

“V/V Impositions” has the meaning set forth in Section 4.1.7(a) of the Lease, as set forth in the Second Amendment.

“V/V OTA” has the meaning set forth in Section 6.4.7(a) of the Lease, as set forth in the Second Amendment.

30212588_4	7

“V/V Required Authorizations Applications” has the meaning set forth in Section 6.4.4(a) of the Lease, as set forth in the Second Amendment.

“Victory/Victoria Facilities” has the meaning set forth in Recital C of the Second Amendment.
(l)    Exhibit B to this Second Amendment is hereby added to Exhibit B of the Master Lease, and the legal descriptions of the Victory/Victoria Facilities shall be considered part of the legal description of the Facility and the Premises for all purposes under the Master Lease.
(m)    Exhibit C to this Second Amendment is hereby added to Exhibit C of the Master Lease, and the Landlord Personal Property for the Victory/Victoria Facilities as described thereon shall be considered part of the Landlord Personal Property for all purposes under the Master Lease.
(n)    Schedule 1 to this Second Amendment is hereby added to Schedule 1 of the Master Lease, and the Facilities set forth therein shall be considered Facilities for all purposes under the Master Lease.
(o)    Schedule 2 to this Second Amendment is hereby added to Schedule 2 of the Master Lease.
(p)    Schedule 3 to this Second Amendment is hereby incorporated into and made a part of the Master Lease by this reference.
5.Improvement Fund and Capital Expenditure Fund. Subject to the terms and conditions set forth herein, Landlord has agreed to provide Tenant with up to (i) $500,000 (the “Improvement Funds”), in the aggregate, for the cost of certain capital repairs and improvements to the Victory/Victoria Facilities (which repairs are more particularly described on Schedule 3 attached hereto), and (ii) $1,000,000 (the “Capital Expenditure Funds”), in the aggregate, for the cost of certain capital repairs and improvements to the Victory/Victoria Facilities as determined by Tenant, upon the following terms and conditions:
a.    In connection with any Alterations for which Improvement Funds or Capital Expenditure Funds are or may be requested by Tenant, Tenant shall comply with the provisions of Section 7.4 of the Master Lease and, to the extent any such Alterations would constitute Capital Alterations or Material Alterations, Tenant shall comply with the provisions of Section 7.5 of the Master Lease. Prior to commencing any capital repairs or improvements for which Tenant will request disbursement of the Improvement Funds or Capital Expenditure Funds, Tenant shall provide Landlord with such written documentation as may be reasonably requested by Landlord with respect to such capital repairs or improvements, which may include, without limitation, plans and specifications, budgets, a work completion schedule, copies of all permits required in connection with such capital repairs or improvements and the names of all contractors to be engaged by Tenant in connection therewith, together with evidence of insurance for each (in form, substance and amount reasonably required by Landlord), and Landlord shall have a reasonable period of time not to exceed ten (10) Business Days to review and approve the same. Landlord shall not be obligated to disburse

30212588_4	8

the Improvement Funds or Capital Expenditure Funds for any capital repairs or improvements until Landlord has approved such capital repairs or improvements in writing, which approval: (i) with respect to the capital repairs and improvements described on Schedule 3, as such schedule may be supplemented no later than thirty (30) days following the Acquisition Date with Landlord’s reasonable approval, may not be unreasonably withheld, conditioned or delayed, and (ii) with respect to capital repairs or improvements not described on Schedule 3, may be granted, withheld or conditioned in Landlord’s sole and absolute discretion.
b.    Tenant shall have the right to request disbursement of the Improvement Funds or Capital Expenditure Funds, as applicable, from time to time, but not more than once per calendar month, in increments of not less than Fifteen Thousand Dollars ($15,000) unless the disbursement is the final one, in which case the full amount of such disbursement may be requested. All such requests shall be in writing and in the form of the request for advance contained in Schedule 3 attached hereto (“Request for Advance”) and shall be accompanied with (i) the following supporting documentation: (A) an itemized account of expenditures to be paid or reimbursed from the requested disbursement, certified by Tenant to be true and correct expenditures which have already been paid or are due and owing and for which no previous disbursement was made hereunder, and (B) copies of invoices or purchase orders from each payee with an identifying reference to the applicable vendor or supplier, which invoices or purchase orders shall support the full amount of costs contained in the requested disbursement; and (ii) mechanic’s lien waivers (conditional and unconditional, as applicable), in form and substance reasonably satisfactory to Landlord, in connection with any repairs, renovations or improvements in excess of Five Thousand Dollars ($5,000) for which a mechanic’s lien may be filed. Landlord shall have the right to make payment directly to any or all applicable vendors or suppliers if so desired by Landlord. No failure by Landlord to insist on Tenant’s strict compliance with the provisions of this Section 5 with respect to any request for advance or disbursement of the Improvement Funds or Capital Expenditure Funds shall constitute a waiver or modification of such provisions with respect to any future or other request for advance or disbursement.
c.    Landlord shall, within twenty (20) calendar days of Tenant’s delivery of a Request for Advance and compliance with the conditions for disbursement set forth in this Section 5, make disbursements of the requested Improvement Funds or Capital Expenditure Funds, as applicable, to pay or reimburse Tenant for the costs of the applicable capital repairs or improvements.
d.    Tenant shall use commercially reasonable efforts to cause the applicable capital repairs or improvements that are described on Schedule 3 attached hereto, as such schedule may be supplemented by Tenant pursuant to Section 5.a., to be completed on or prior to that date which is two (2) years after the date of Landlord’s acquisition of the Victory/Victoria Facilities (the “Repair Deadline”), and Tenant’s right to request disbursements of the Improvement Funds shall terminate on the Repair Deadline. Tenant’s right to request disbursements of the Capital Expenditure Funds shall also terminate on the Repair Deadline.
e.    No Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default (including, without limitation, the recordation of any mechanic’s or other lien against the Premises (or any portion thereof) in connection with the

30212588_4	9

capital repairs or improvements to be funded by the Improvement Funds or Capital Expenditure Funds) shall have occurred and be continuing at the time of any request for disbursement (or the date of disbursement) of the Improvement Funds or Capital Expenditure Funds.
f.    As a condition precedent to Landlord’s obligation to make any disbursement from Capital Expenditure Funds, such disbursement and the resulting increase in Base Rent shall not cause the Portfolio Coverage Ratio to fall below the Minimum Rent Coverage Ratio. For purposes of this subsection f., “Testing Date” shall be date of disbursement of Capital Expenditure Funds and simultaneous increase in Base Rent.
g.    All repairs or improvements funded with the Improvement Funds or Capital Expenditure Funds shall be completed in a good, workmanlike and lien-free manner pursuant to Plans and Specifications provided to and approved by Landlord as set forth above, subject to change orders made in the ordinary course of a project of the size and scope of the applicable capital repair or improvement and approved by Landlord (with respect to change orders in excess of $10,000). If any of such repairs or improvements are completed in a manner not in substantial compliance with this Section 5 and the other applicable provisions of this Lease, Tenant shall, promptly after obtaining knowledge thereof or Landlord’s demand therefor, repair or remediate the applicable work to the extent necessary to attain such compliance at its sole cost and expense.
h.    Each and every renovation or improvement funded by Landlord under this Section 5 shall immediately become a part of the Premises and shall belong to Landlord subject to the terms and conditions of this Lease.
i.    No disbursement of the Improvement Funds or Capital Expenditure Funds shall be used to remedy any condition which constitutes a default by Tenant under the provisions of this Lease.
j.    The parties acknowledge that the annual amount of Base Rent payable under this Lease contemplates disbursement of the Improvement Funds. No adjustment to the amount of Base Rent shall be made as a result of any disbursement to Tenant from Improvement Funds or as the result of the full amount of the Improvement Funds not being timely utilized by Tenant.
k.    Commencing on the first day of the month following the date on which Landlord disburses Capital Expenditure Funds to fund Alterations, Base Rent shall increase by an amount equal to the amount of such Capital Expenditure Funds disbursed by Landlord for Alterations during the preceding month multiplied by the Lease Rate.
6.Guaranty. The parties, including Guarantor, agree that the “Lease” referred to in the Guaranty shall mean the Master Lease, as amended, modified and revised by this Second Amendment
7.Disclosures. Tenant hereby acknowledges those matters set forth on Schedule 4 attached hereto and incorporated herein by this reference..
8.Miscellaneous.

30212588_4	10

a.    Effect of Amendment. Except to the extent the Lease is modified by this Amendment, the remaining terms and conditions of the Lease shall remain unmodified and in full force and effect. In the event of conflict, between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control. As used in the Lease, all references to “this Lease” shall mean and refer to the Lease as amended by this Amendment.
b.    Entire Agreement. The Lease, together with this Amendment, embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant.
c.    Counterparts. This Amendment may be executed in one or more counterparts, including facsimile counterparts or electronic pdf counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one in the same Amendment.
d.    Reaffirmation of Obligations. Notwithstanding the modifications to the Lease contained herein, Tenant hereby acknowledges and reaffirms its obligations under the Lease as amended hereby and all other documents executed by Tenant in connection therewith. Notwithstanding the modifications to the Lease contained herein, each Guarantor hereby acknowledges and reaffirms its obligations under the Guaranty and all documents executed by Guarantor in connection therewith, and further agrees that any reference made in such Guaranty to the Lease or any terms or conditions contained therein shall mean such Lease or such terms or conditions as modified by this Amendment.
e.    No Offsets or Defenses. Through the date of this Second Amendment, and to Tenant’s and Guarantor’s knowledge, neither Tenant nor Guarantor has, nor claims, any offset, defense, claim, right of set-off or counterclaim against Landlord under, arising out of or in connection with this Second Amendment, the Master Lease, the Guaranty, or any of the other documents or agreements executed in connection therewith. In addition, Tenant and Guarantor each covenants and agrees with Landlord that if any offset, defense, claim, right of set-off or counterclaim exists of which Tenant or Guarantor has knowledge as of the date of this Second Amendment, Tenant hereby irrevocably and expressly waives the right to assert such matter.
f.    Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Second Amendment. Upon request of Landlord, Tenant agrees to execute and enter into a completely amended and restated Master Lease of the Premises, restating and incorporating the terms and provisions of the Master Lease as amended to date.
g.    Events of Default. In addition to all other matters constituting an Event of Default under the terms of the Master Lease, the breach or default by Tenant of any term, covenant, agreement, condition, provision, representation or warranty contained in this Second Amendment shall constitute an “Event of Default” under the Master Lease.

30212588_4	11

(a)[Signature pages to follow]

30212588_4	12

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first set forth above.

TENANT:
PRISTINE SENIOR LIVING OF BEAVERCREEK, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager
and

PRISTINE SENIOR LIVING OF BELLBROOK, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager
and

PRISTINE SENIOR LIVING OF CINCINNATI-DELHI, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager

and

PRISTINE SENIOR LIVING OF CINCINNATI-RIVERVIEW, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager
and

PRISTINE SENIOR LIVING OF CINCINNATI-THREE RIVERS, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager
and

PRISTINE SENIOR LIVING OF DAYTON-CENTERVILLE, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager
and

PRISTINE SENIOR LIVING OF ENGLEWOOD, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager
and

PRISTINE SENIOR LIVING OF JAMESTOWN, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager
and

PRISTINE SENIOR LIVING OF PORTSMOUTH, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager
and

PRISTINE SENIOR LIVING OF OXFORD, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager
and

PRISTINE SENIOR LIVING OF MIDDLETOWN, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager
and

PRISTINE SENIOR LIVING OF TOLEDO, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager
and

PRISTINE SENIOR LIVING OF WILLARD, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager
and

PRISTINE SENIOR LIVING OF XENIA, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager
and “Victoria Tenant”:

PRISTINE SENIOR LIVING OF NORWOOD TOWERS, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager

and “Victory Tenant”
PRISTINE SENIOR LIVING OF HIGHLANDS, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By: /s/ Christopher T. Cook

        Christopher T. Cook, Manager

LANDLORD:
CTR PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	CARETRUST GP, LLC, a Delaware limited liability company Its: general partner

By:	CARETRUST REIT, INC., a Maryland corporation, its sole member

By: /s/ Gregory K. Stapley	Gregory K. Stapley, President

[SIGNATURES CONTINUED ON NEXT PAGE]

ACKNOWLEDGED AND AGREED, INCLUDING WITHOUT LIMITATION AS TO SECTIONS 6, 8(d) AND 8(e) OF THIS SECOND AMENDMENT, REAFFIRMING OBLIGATIONS SET FORTH IN THAT CERTAIN JOINDER TO THE LEASE, AS AMENDED HEREBY, AND THAT CERTAIN GUARANTY (AS DEFINED IN THE LEASE):
GUARANTOR:
/s/ Christopher T. Cook

Christopher T. Cook
/s/ Stephen C. Ryan

Stephen C. Ryan
PRISTINE SENIOR LIVING, LLC,
an Indiana limited liability company
By: /s/ Christopher T. Cook
    Christopher T. Cook, Manager

EXHIBIT B
LEGAL DESCRIPTION OF THE LAND
(VICTORY/VICTORIA FACILITIES)

1500 Sherman
Situated in the City of Norwood, County of Hamilton, State of Ohio, described as follows:

Registered Land

Situated in the City of Norwood, Hamilton County, Ohio and being more particularly described as follows:

From the intersection of the north line of Sherman Avenue and the center line of Baker Avenue, measure west along said north line of Sherman Avenue 450 feet to the places of beginning; thence along said north line of Sherman Avenue North 88° 28' West 213.04 feet; thence North 22° 16' West 421.74 feet to the southeasterly line of Reading Road; thence along said southeasterly line of Reading Road North 28° 38' East 351.41 feet; thence South 88° 28' East 223.15 feet; thence South 1° 32' West 698.70 feet to the place of beginning.

Being Registered Land Certificate 126026.

Unregistered Land

Situated in the County of Hamilton in the State of Ohio and in the City of Norwood and being all of Lots 34, 35, 36, 37, 38, 39, 33, 40, 41, 42 and 43 of the Raper Subdivision, recorded in Plat Book 22, Page 16, Hamilton County, Ohio Records.

Situated in Section 4, Town 3, Fractional Range 2, City of Norwood, Hamilton County, Ohio, records and being more particularly described as follows:

Commencing at a point in the North line of Sherman Avenue measuring 450.00 feet West of the centerline of Baker Avenue; thence from said point on North line on Sherman Avenue, North 1° 32' East, 534.70 feet to the Northwest corner of Lot #33, of the Raper Subdivision, recorded in Plat Book 22, Page 16, Hamilton County, Ohio Records, and being the Real Point of Beginning;

thence from said point of beginning, continuing on same line North 1° 32' East 164.00 feet to an iron pin; thence south 88° 28', East, 125.00 feet-to a point; thence South 1° 32' West 164.00 feet to a point; thence North 88° 28' Nest, 125 feet to the point of beginning;

Containing 0.471 acres of land.

Being part of Lot 44 of said Raper Subdivision, and part of Block B of the partition of the Margaret McGee Estate made in Case No. 85703 in the Common Pleas Court of Hamilton County, Ohio.

1578 Sherman
Situated in the City of Norwood, County of Hamilton, State of Ohio, described as follows:

PARCEL 1:

SITUATE IN THE CITY OF NORWOOD, HAMILTON COUNTY, OHIO, AND KNOWN, NUMBERED AND DESIGNATED AS LOTS NUMBERED 24, 25, 26, 27, 28, 29, 30, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 43, 44 AND THE NORTH 25 BY 120 FEET OF LOT 23, THE SOUTH 15 BY 120 FEET OF LOT 31, AND THE WEST PART OF LOTS 45, BEING 25 BY 114 FEET IN DEPTH AS SHOWN ON THE PLAT OF RAPER SUBDIVISION RECORDED IN PLAT BOOK 22, PAGE 16, HAMILTON COUNTY, OHIO, RECORDS, TOGETHER WITH A 50 FOOT STRIP OF GROUND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTH SIDE OF SHERMAN AVENUE, 125 FEET EAST OF THE WEST LINE OF SAID SUBDIVISION EXTENDED SOUTHWARDLY; THENCE NORTH 535 FEET ALONG THE EAST LINES OF LOTS 43, 42, 41, 40, 39, 38, 37, 36, 35, 34 AND 33 TO A POINT; THENCE WEST 125 FEET TO THE WEST LINE OF SAID SUBDIVISION; THENCE NORTH 50 FEET ALONG THE WEST LINE OF SAID SUBDIVISION TO THE SOUTH LINE OF LOT 44; THENCE EAST ALONG THE SOUTH LINE OF LOT 44, 175 FEET TO A POINT IN THE WEST LINE OF LOT 52; THENCE SOUTH ALONG THE WEST LINES OF LOTS 52, 32, 31, 30, 29, 28, 27, 26, 25, 24 AND 23 A DISTANCE OF 585 FEET TO THE NORTH LINE OF SHERMAN AVENUE; THENCE WESTWARDLY ALONG THE NORTH LINE OF SHERMAN AVENUE 50 FEET TO THE PLACE OF BEGINNING.

BEING PART OF THE SAME PREMISES CONVEYED TO THE GRANTORS BY CERTIFICATE OF TRANSFER OF REAL ESTATE RECORDED IN DEED BOOK 3325, PAGE 473, HAMILTON COUNTY, OHIO, RECORDS.

PARCEL 2:

SITUATE IN NORWOOD, HAMILTON COUNTY, OHIO, AND BEING A STRIP OF LAND 5 FT. IN WIDTH BY 116.50 FT. IN DEPTH, LYING ALONG THE SOUTH LINE OF LOT 52 OF RAPER'S RESUBDIVISION OF LOTS 45 AND 46 OF RAPER'S SUBDIVISION, PLAT OF THE RE-SUBDIVISION BEING RECORDED IN PLAT BOOK 49, PAGE 63, HAMILTON COUNTY, OHIO, RECORDER'S RECORDS.

PARCEL 3:

SITUATE IN THE CITY OF NORWOOD, HAMILTON COUNTY, OHIO, BEING PART OF BLOCK "B" OF THE ESTATE OF MARGARET MCGEE, AS PARTITIONER IN CASE NUMBER 85703 OF THE COMMON PLANS COURT OF HAMILTON COUNTY, AS RECORDED IN VOLUME 82, PAGE 371 OF THE RECORDS OF SAID COURT AND BOUNDED AS FOLLOWS: BEGINNING AT A POINT IN THE NORTH LINE OF SHERMAN AVENUE, ONE HUNDRED SEVENTY-FIVE (175) FEET EAST OF THE WESTERN BOUNDARY OF SAID BLOCK "B"; THENCE EASTWARDLY ALONG THE NORTH LINE OF SHERMAN AVENUE SIXTY-SEVEN (67) FEET TO A POINT; THENCE NORTHWARDLY ALONG A LINE PARALLEL TO THE WEST LINE OF SAID BLOCK "B", ONE HUNDRED TWENTY-FIVE (125) FEET TO A POINT; THENCE WESTWARDLY ALONG A LINE PARALLEL TO THE NORTH LINE OF SHERMAN AVENUE SIXTY-SEVEN (67) FEET TO A POINT; THENCE SOUTHWARDLY ALONG A LINE PARALLEL TO THE WEST LINE OF SAID BLOCK "B", ONE HUNDRED TWENTY-FIVE (125) FEET TO THE PLACE OF BEGINNING.

PARCEL 4:

BEING IN RAPER SUBDIVISION, SITUATE IN SECTION 4, TOWNSHIP 3, FRACTIONAL RANGE 2, MILLCREEK TOWNSHIP, IN THE CITY OF NORWOOD, HAMILTON COUNTY, OHIO, AS SAID RAPER SUBDIVISION APPEARS OF RECORD IN PLAT BOOK 22, PAGE 16 OF THE HAMILTON COUNTY, OHIO RECORDER'S OFFICE, BEING PART OF LOT 23 OF SAID RAPER SUBDIVISION AND DESCRIBED AS

FOLLOWS: BEGINNING IN THE SOUTHWESTERLY CORNER OF SAID LOT 23 AND EXTENDING THENCE EASTWARDLY ALONG THE SOUTHERLY LINE OF SAID LOT 23, SIXTYSEVEN (67) FEET TO A POINT; THENCE RUNNING NORTHWARDLY PARALLEL TO THE WESTERLY BOUNDARY LINE OF SAID LOT 23, FOR A DISTANCE OF TEN (10) FEET TO A POINT; THENCE RUNNING EASTWARDLY PARALLEL WITH THE SOUTHERLY BOUNDARY LINE OF SAID LOT 23 FOR A DISTANCE OF FIFTY-THREE (53) FEET TO THE EASTERLY LINE OF SAID LOT 23; THENCE NORTHWARDLY ALONG THE EASTERLY BOUNDARY LINE OF SAID LOT 23 FOR A DISTANCE OF TEN (10) FEET TO A POINT; THENCE WESTWARDLY PARALLEL TO THE SOUTHERLY LINE OF SAID LOT 23 FOR A DISTANCE OF ONE HUNDRED TWENTY (120) FEET TO THE WESTERLY LINE OF SAID LOT 23; THENCE SOUTHWARDLY ALONG THE WESTERLY BOUNDARY LINE OF SAID LOT 23, TWENTY (20) FEET TO THE PLACE OF BEGINNING.

PARCEL 5:

SITUATE IN THE CITY OF NORWOOD, MILLCREEK TOWNSHIP, HAMILTON COUNTY, OHIO, BEING PART OF BLOCK "B", OF THE ESTATE OF MARGARET MCGEE AS PARTITIONED IN CASE #85703, OF THE C P C OF SAID COUNTY, AS RECORDED IN VOLUME 82, PAGE 371, OF THE RECORDS OF SAID COURT, AND DESCRIBED AS FOLLOWS: BEGINNING AT A POINT IN THE NORTH LINE OF SHERMAN AVENUE 282 FEET EAST OF THE POINT OF INTERSECTION OF WEST BOUNDARY LINE OF BLOCK "B" WITH THE NORTH LINE OF SHERMAN AVENUE; THENCE EASTWARDLY ALONG THE NORTH LINE OF SHERMAN AVENUE, A DISTANCE OF 40 FEET TO A POINT; THENCE NORTHWARDLY ON A LINE PARALLEL WITH THE WEST LINE OF BLOCK "B" A DISTANCE OF 125 FEET TO A POINT; THENCE WESTWARDLY ON A LINE PARALLEL TO THE NORTH LINE OF SHERMAN AVENUE A DISTANCE OF 40 FEET TO A POINT; THENCE SOUTHWARDLY ON A LINE PARALLEL TO THE WEST LINE OF BLOCK "B" A DISTANCE OF 125 FEET TO THE PLACE OF BEGINNING.

EXCEPTING THEREFROM THE NORTHEAST PORTION OF SAID PREMISES AS FOLLOWS:
BEGINNING AT A POINT IN THE EAST LINE OF SAID PREMISES 100 FEET NORTH OF THE NORTH LINE OF SHERMAN AVENUE; THENCE NORTHWARDLY ALONG THE LINE OF SAID PREMISES 25 FEET TO A POINT; THENCE WESTWARDLY ALONG THE NORTH LINE OF SAID PREMISES 22 FEET TO A POINT IN SAID NORTH LINE; THENCE IN A SOUTHEASTERLY DIRECTION OF A DIRECT DIAGONAL LINE TO THE PLACE OF BEGINNING.

ALSO A RIGHT-OF-WAY 12 FEET IN WIDTH CONVEYED TO CHESTER W. HENRY BY KATE ROPER IN DEED BOOK 1107, PAGE 307, SAID RIGHT-OF-WAY HAS SINCE BEEN LAID OUT AS A PUBLIC ALLEY IN THE RAPER SUBDIVISION, AS RECORDED IN PLAT BOOK 22, PAGE 16, HAMILTON COUNTY, OHIO, PLAT RECORDS.

BEING THE SAME PREMISES CONVEYED TO THE DECEDENT IN DEED RECORDED IN DEED BOOK 3270, PAGER 486 OF THE DEED RECORDS OF HAMILTON COUNTY, OHIO WHO WAS KNOWN AS MARY ELSIE SIMPSON AND MARY SIMPSON WHOSE ESTATE CONVEYED TO THE GRANTOR HEREIN BY CERTIFICATE RECORDED IN DEED BOOK 4332, PAGE 1479.

EXCEPTING FROM THE ABOVE PARCELS THE FOLLOWING TWO DESCRIPTIONS:

EXCEPTION 1:

SITUATED IN THE COUNTY OF HAMILTON IN THE STATE OF OHIO AND IN THE CITY OF NORWOOD AND BEING ALL OF LOTS 33, 34, 35, 36, 37, 38, 39, 40, 41, 42 AND 43 OF THE RAPER SUBDIVISION, RECORDED IN PLAT BOOK 22, PAGE 16, HAMILTON COUNTY, OHIO RECORDS.

EXCEPTION 2:

SITUATED IN SECTION 4, TOWN 3, FRACTIONAL RANGE 2, CITY OF NORWOOD, HAMILTON COUNTY, OHIO, RECORDS AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT IN THE NORTH LINE OF SHERMAN AVENUE MEASURING 450.00 FEET WEST OF THE CENTERLINE OF BAKER AVENUE; THENCE FROM SAID POINT ON NORTH LINE ON SHERMAN AVENUE, NORTH 1° 32' EAST, 534.70 FEET TO THE NORTHWEST CORNER OF LOT #33, OF THE RAPER SUBDIVISION, RECORDED IN PLAT BOOK 22, PAGE 16, HAMILTON COUNTY, OHIO RECORDS, AND BEING THE REAL POINT OF BEGINNING;

THENCE FROM SAID POINT OF BEGINNING, CONTINUING ON SAME LINE, NORTH 1° 32' EAST 164.00 FEET TO AN IRON PIN; THENCE SOUTH 88° 28' EAST, 125.00 FEET TO A POINT; THENCE SOUTH 1° 32' WEST 164.00 FEET TO A POINT; THENCE NORTH 88° 28' WEST, 125 FEET TO THE POINT OF BEGINNING;

CONTAINING 0.471 ACRES OF LAND AND BEING SUBJECT TO ANY EASEMENT OF RECORD.
BEING PART OF LOT 44 OF SAID RAPER SUBDIVISION, AND PART OF BLOCK B OF THE PARTITION OF THE MARGARET MCGEE ESTATE MADE IN CASE NO. 85703 IN THE COMMON PLEAS COURT OF HAMILTON COUNTY, OHIO.

[[The legal description shown above for the Victory Facility does not meet Hamilton County Conveyancing Standards. Prior to Landlord’s acquisition of the Victory/Victoria Facilities, a new legal description will be prepared by a surveyor licensed in Ohio and approved by the County. Upon approval of such new legal description by Hamilton County, such legal description shall automatically supersede the legal description for the Victory Facility hereinabove.]]

EXHIBIT C
LANDLORD PERSONAL PROPERTY

All machinery, equipment, furniture and other personal property located at or about the Victory/Victoria Facilities and used in connection with the ownership, operation, or maintenance of either of the Victory/Victoria Facilities, together with all replacements, modifications, alterations and substitutes thereof (whether or not constituting an upgrade) but excluding the following:
(a) all vehicles (including any leasehold interests therein);
(b) all office supplies, medical supplies, food supplies, housekeeping supplies, laundry supplies, and inventories and supplies physically on hand at the Victory/Victoria Facilities;
(c) all customer lists, patient files, and records related to patients (subject to patient confidentiality privileges) and all books and records with respect to the operation of the Victory/Victoria Facilities;
(d) all employee time recording devices, proprietary software and discs used in connection with the operation of the Victory/Victoria Facilities by Tenant or any Person(s) who manages the operations of such Facilities, all employee pagers, employee manuals, training materials, policies, procedures, and materials related thereto with respect to the operation of the Victory/Victoria Facilities; and
(e) all telephone numbers, brochures, pamphlets, flyers, mailers, and other promotional materials related to the marketing and advertising of the Tenant’s business at the Victory/Victoria Facilities.

SCHEDULE 1

Facility Name	Facility Address	Primary Intended Use	No. of Licensed Beds	No. of Certified Beds for Medicare/Medicaid	Beds “In Service”
Victoria Retirement Community (the “Victoria Facility”)	1500 Sherman Avenue, Cincinnati, OH	SNF/ALF	90 licensed skilled nursing beds/ 69 licensed assisted living beds	90 skilled nursing beds/ 69 assisted living beds	90 skilled nursing beds/ 69 assisted living beds
Victory Park Nursing Home (the “Victory Facility”)	1578 Sherman Avenue, Cincinnati, OH	SNF	55 licensed beds	55	55

Defined Terms

“SNF”	Skilled Nursing Facility
“ALF”	Assisted Living Facility
“ILF”	Independent Living Facility
“ALZ”	Alzheimer’s Care/Memory Care Facility

SCHEDULE 2
TENANT OWNERSHIP STRUCTURE

Name	Mailing Address	Membership Interest in Each of Tenant
Pristine Ohio Holdings, LLC	1301 East Riggin Road Muncie, Indiana 47303	100%

SCHEDULE 3
ALTERATIONS WITH IMPROVEMENT FUNDS

Capital Improvement	Estimated Cost
Paving and Parking	$25,000
Common Area Flooring	$125,000
Resident Room Furniture and Flooring	$325,000
Substructure, Exterior Walls, Roof/Chimney Repairs	$25,000
Total	$500,000

SCHEDULE 4

DISCLOSURES

1.    To the northeast of the Victory Facility, a portion of the asphalt drive that is used for a few unstriped parking spaces encroaches onto neighboring property. If an issue is raised in the future, Tenant shall, at its sole cost and expense, correct this encroachment issue in a manner reasonably acceptable to Landlord. By way of information only, and without any representation or warranty whatsoever, Seller has verbally stated that this encroachment and use has existed for over 30 years.

2.    Zoning code requires 18 parking spaces. A surveyor shows that 12 are striped. By way of information only, and without any representation or warranty whatsoever, Seller has verbally stated that the shoulder of the drive is used to park several vehicles. If an issue is raised in the future, Tenant shall, at its sole cost and expense, correct this parking matter in a manner reasonably acceptable to Landlord.

3.    New certificates of occupancy need to be processed with the City after the Acquisition Date. Promptly after the Acquisition Date, but in no event later than required by applicable code, Tenant will (a) file all necessary applications and supporting materials and (b) arrange all necessary inspections, prerequisite to the issuance of the new certificates of occupancy. Landlord shall reasonably cooperate with Tenant’s efforts to obtain such certificates of occupancy.